As filed with the Securities and Exchange Commission on February 13, 2004

Registration No. 333-60582

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ORCHID BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3392819 (I.R.S. Employer Identification No.)

4390 US Route One

Princeton, New Jersey 08540

(609) 750-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Kelly, M.D.

Chief Executive Officer

Orchid BioSciences, Inc.

4390 US Route One

Princeton, New Jersey 08540

(609) 750-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John J. Cheney, III, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public:    Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

This Post-effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-60582) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (File No. 333-60582) filed on May 10, 2001 and declared effective by the Securities and Exchange Commission on May 18, 2001, as amended by Post-Effective Amendment No. 1 filed on February 14, 2002 (collectively, the “Registration Statement”), of Orchid BioSciences, Inc. (the “Company”). The Registration Statement registered (i) $75,000,000 worth of the Company’s securities for sale by the Company (the “Company Offering”) and (ii) 12,765,535 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), for sale by certain selling stockholders of the Company (the “Stockholder Offering”).

The Company Offering pursuant to the Registration Statement has been terminated. Therefore, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings under the Registration Statement, the Company hereby removes from registration the $16,800,000 worth of securities of the Company registered but unsold under the Registration Statement in connection with the Company Offering.

The Stockholder Offering has not been terminated and this Post-Effective Amendment No. 2 does not remove from registration or otherwise effect any of the shares of Common Stock registered under the Registration Statement in connection with the Stockholder Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 13th day of February, 2004.

ORCHID BIOSCIENCES, INC.

By:	/s/ PAUL J. KELLY, M.D.

	Name:	Paul J. Kelly, M.D.
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL J. KELLY, M.D. Paul J. Kelly, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2004

/s/ MICHAEL E. SPICER Michael E. Spicer	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2004

/s/ GEORGE POSTE, DVM, PH.D. George Poste, DVM, Ph.D.	Chairman of the Board	February 13, 2004

/s/ SIDNEY M. HECHT, PH.D. Sidney M. Hecht, Ph.D.	Director	February 13, 2004

/s/ NICOLE S. WILLIAMS Nicole S. Williams	Director	February 13, 2004

/s/ ROBERT M. TIEN, M.D., M.P.H. Robert M. Tien, M.D., M.P.H.	Director	February 13, 2004

/s/ KENNETH D. NOONAN, PH.D. Kenneth D. Noonan, Ph.D.	Director	February 13, 2004